SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐      Preliminary Proxy Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Under Rule 14a-12

NetIQ Corporation

(Name of Registrant as Specified In Its Charter)

(Name of the Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1).	Title of each class of securities to which transaction applies:

(2).	Aggregate number of securities to which transaction applies:

(3).	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth on which the filing fee is calculated and state how it was determined):

(4).	Proposed maximum value of transaction:

(5).	Total fee paid:

☐       Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1).	Amount Previously paid:

(2).	Form, Schedule, or Registration Statement No.:

(3).	Filing Party:

(4).	Date Filed:

NetIQ Corporation 3553 North First Street San Jose, CA 95134

To our Stockholders:

You are cordially invited to attend the 2004 annual meeting of stockholders of NetIQ Corporation to be held on Friday, November 19, 2004, at 1:00 p.m., Pacific Time, at our headquarters located at 3553 North First Street, San Jose, California 95134. Details regarding the business to be conducted at the annual meeting are described in the following Notice of Annual Meeting and Proxy Statement. Also enclosed in this mailing are three other documents: our 2004 Annual Report, which contains information about our business and our fiscal 2004 audited financial statements; a proxy card for you to record your vote; and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete and return the enclosed proxy card as soon as possible. Voting by written proxy will ensure your representation at the annual meeting. Please review the instructions on the proxy card regarding voting by written proxy, as well as the question and answer section in the Proxy Statement.

Sincerely,

Betsy E. Bayha

Vice President, General Counsel

and Secretary

San Jose, California

October 14, 2004

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NETIQ CORPORATION

3553 North First Street

San Jose, CA 95134

(408) 856-3000

NOTICE OF 2004 ANNUAL MEETING

OF STOCKHOLDERS OF NETIQ CORPORATION

TIME AND DATE:	1:00 p.m., Pacific Time, on Friday, November 19, 2004

PLACE:	NetIQ Corporation 3553 North First Street San Jose, CA 95134

ITEMS OF BUSINESS:

(1)    To elect two directors;

(2)    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 2005; and

(3)    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on Friday, September 24, 2004.

2004 ANNUAL REPORT:	A copy of our 2004 Annual Report is enclosed.

DATE OF MAILING:	This notice, the following proxy statement, and the accompanying proxy card and 2004 Annual Report are first being mailed to stockholders on or about October 14, 2004.

By Order of the Board of Directors Betsy E. Bayha Vice President, General Counsel and Secretary

San Jose, California

October 14, 2004

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS OF NETIQ CORPORATION

(Solicited on behalf of the Board of Directors of NetIQ Corporation)

GENERAL INFORMATION ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

•	WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Charles M. Boesenberg and Richard H. Van Hoesen have been designated as proxies for the 2004 Annual Meeting of Stockholders.

•	WHO CAN VOTE AT THE MEETING?

The record date for the 2004 Annual Meeting of Stockholders is September 24, 2004. The record date was established by our Board of Directors. Stockholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

On the record date, 54,930,867 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

•	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND HOLDING SHARES AS BENEFICIAL OWNER (OR IN “STREET NAME”)?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name”.

(a)	Stockholder of Record:

If your shares are registered directly in your name with a company’s transfer agent, you are considered the stockholder of record with respect to those shares and proxy materials are sent directly to you by the company. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

(b)	Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete, and deliver the proper documentation provided by your broker, bank, or nominee and bring it with you to the meeting.

•	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)

By Written Proxy: Stockholders of record can vote by marking, signing, and timely returning the enclosed proxy card. Street name holders must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee how to vote.

(b)

By Telephone and Internet Proxy: Street name holders may vote by telephone or the Internet, if their banks, brokers or nominees make those methods available, by following the instructions provided by them with the proxy statement.

(c)	In Person: All stockholders may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank, or nominee.

•	HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present at the annual meeting if you:

(a)	are present and vote in person at the annual meeting; or

(b)	have properly submitted a proxy card.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. For purposes of determining the approval of any matter submitted to the stockholders for a vote, abstentions will be treated as voting but broker non-votes will not be considered as voting.

•	WHAT ARE THE CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

In the vote on the election of our director nominees, stockholders may:

(a)	vote in favor of all nominees,

(b)	vote to withhold votes as to all nominees, or

(c)	withhold votes as to specific nominees.

Assuming a quorum is present, directors will be elected by plurality of the votes cast.

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

•	WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

In the vote on the ratification of the selection of Deloitte & Touche LLP as our independent auditors, stockholders may:

(a)	vote in favor of the ratification

(b)	vote against the ratification, or

(c)	abstain from voting on the ratification.

Assuming a quorum is present, the selection of Deloitte & Touche LLP as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and voting at the meeting is obtained. In the event that the stockholders do not ratify the selection of Deloitte & Touche LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

•	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees and FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors.

•	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by completing and returning each proxy card you receive.

•	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NASDAQ rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

We believe that the uncontested election of directors and the ratification of the selection of Deloitte & Touche LLP as our independent auditors are considered routine matters for which brokerage firms may vote unvoted shares.

•	HOW DO I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to taking the vote at the meeting. Any written notice of revocation or subsequent proxy should be delivered to us at 3553 North First Street, San Jose, California 95134, Attention: Corporate Secretary.

•	HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

You may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which a stockholder may present a proposal, make a nomination of a candidate for the Board of Directors or identify nominees to our Nominating and Governance Committee is as set forth in our bylaws and Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is attached hereto as Exhibit A. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provision regarding the requirements for making stockholder proposals and nominating director candidates or you may access our bylaws on our website. Generally, these provisions require that the stockholder deliver notice to our Secretary not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is more than 30 calendar days before or after such anniversary date or if no annual meeting was held in the prior year, the stockholder must deliver notice not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which we publicly announce the date of such meeting. When submitting a recommendation to our Secretary, the stockholder must send biographical and other information about the candidate, together with a statement of the candidate’s qualifications and any other data supporting the recommendation. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in a company’s Proxy Statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals to the company in a timely manner and otherwise complying with rule 14a-8.

The date by which stockholder proposals must be received by us so that they may be considered for inclusion in the proxy statement and form of proxy for our 2005 Annual Meeting of Stockholders is June 16, 2005 (or if the date of the 2005 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2004 Annual Meeting, a reasonable time before we begin to print and mail our proxy materials). Alternatively, under our bylaws, stockholder proposals which a stockholder does not seek to include in the proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act must be received by August 21, 2005 so that they may be presented at the 2005 Annual Meeting (or if the date of the 2005 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2004 Annual Meeting, not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which we publicly announce the date of such meeting).

•	WHO BEARS THE COST OF THIS SOLICITATION?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

•	WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS WERE DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a stockholder may submit a written request to Corporate Secretary, NetIQ Corporation 3553 North First Street, San Jose, CA 95134 or an oral request by telephone to Investor Relations at (408) 856-3000. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials, may instruct us accordingly by directing their request to us in the manner provided above.

•	HOW DO I ACCESS CORPORATE GOVERNANCE MATERIALS ON YOUR WEBSITE?

Our corporate governance documents are posted on our website at:

http://www.netiq.com/about_netiq/investor_relations/governance.asp

The documents posted include:

•	Amended and Restated Bylaws

•	Charter for the Audit Committee of the Board of Directors

•	Charter for the Compensation Committee of the Board of Directors

•	Charter for the Nominating and Governance Committee of the Board of Directors

•	Code of Business Conduct and Ethics

•	Corporate Governance Guidelines

•	HOW DO I COMMUNICATE WITH THE BOARD?

Stockholders and other interested parties that wish to communicate with the Board of Directors should send their communication to: NetIQ Lead Independent Director, c/o NetIQ Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors is elected by our stockholders and is the ultimate decision-making body of NetIQ Corporation, except with respect to those matters reserved to the stockholders. It selects the senior management team charged with the conduct of our business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

We have adopted a set of Corporate Governance Guidelines, a current copy of which is included as Exhibit A of this Proxy Statement. Our Corporate Governance Guidelines are periodically reviewed and revised by our Board to ensure conformity with applicable law and listing standards. We further have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, officers, and directors. A copy of the Code of Business Conduct and Ethics is available on our website at www.netiq.com or may be obtained from us by contacting: Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

Meetings

Our Board of Directors held five regular meetings and authorized three actions by unanimous written consent during fiscal 2004. During fiscal 2004, the Board met four times in executive session without the presence of management. Our Lead Independent Director, David J. Barram, presided at these sessions.

During fiscal 2004, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during the period in which such person served as a member of the committee. We encourage all directors to attend the Annual Meeting of Stockholders, and three directors attended the 2003 Annual Meeting of Stockholders.

Committees of the Board

The Board uses committees to work on key issues in greater detail than would be reasonable at a meeting of the full Board. Each committee reviews the results of its meetings with the full Board and makes recommendations to the Board, as appropriate. The Board presently has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. The written charters for each of the Board’s committees are available on our website.

Audit Committee: The Audit Committee oversees the accounting and financial reporting processes as well as the audits of our financial statements. In addition, the Audit Committee assists the Board in monitoring the integrity of our financial statements; our compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence, and performance; and our internal accounting and financial controls. The initial members of the Audit Committee during fiscal 2004 were: Michael E. Lehman, David J. Barram and Ying-Hon Wong, who resigned from the Board and the Audit Committee on September 24, 2003. Maureen F. McNichols and Michael J. Rose joined the Audit Committee on October 20, 2003. Mr. Lehman is chairperson of the Audit Committee and qualifies as a “financial expert” as defined by the rules of the Securities and Exchange Commission and Section 406 of the Sarbanes-Oxley Act. In the judgment of the Board, each of the members of the Audit Committee is “independent” as defined under Rule 4200(a) (15) of the National Association of Securities Dealers listing standards and is financially literate. Mr. Lehman is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee held six meetings during fiscal 2004.

Compensation Committee: The Compensation Committee discharges the Board’s responsibilities relating to compensation of our directors and executive officers, including approval of the compensation of individual executive officers and recommendation of the compensation of the Chief Executive Officer and directors. Additionally, the Compensation Committee reviews and makes recommendations to the Board and management regarding compensation plans, policies and programs in a manner consistent with our business objectives, competitive practices and applicable law. The members of the Compensation Committee during fiscal 2004 were: Alan W. Kaufman, Michael J. Maples and David J. Barram. Maureen F. McNichols joined the Compensation Committee in July 2004. Michael J. Maples resigned from the Board and the Compensation Committee on September 3, 2004. Mr. Kaufman is chairperson of the Compensation Committee. The Compensation Committee held four meetings and authorized 14 actions by written consent during fiscal 2004.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions. No member of the Compensation Committee was at any time during fiscal 2004 an officer or employee of the Company or any of its subsidiaries. None of our executive officers serves as a member of the Board of Directors or on the compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Governance Committee: The Nominating and Governance Committee assists the Board in identifying prospective director nominees and recommends to the Board director nominees for election at the annual meeting of stockholders, director nominees for each committee and nominees for “Lead Director”. The Nominating and Governance Committee identifies candidates for service on the Board through a variety of means, including recommendations from directors and suggestions from our management. The Nominating and Governance Committee reviews candidates based on their business or professional experience, the diversity of their background and the expected contribution that the candidate can make to our Board. Any formal invitation to join the Board must be authorized by the full Board. The Nominating and Governance Committee also takes a leadership role in matters of corporate governance and oversees the evaluation of the Board and directors. The Nominating and Corporate Governance Committee will consider director nominees identified to the Nominating and Governance Committee by our stockholders if the stockholder submits biographical information about the potential nominee and such nominee’s qualifications. Stockholders who wish to identify potential nominees should write to the Nominating and Governance Committee, c/o Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134. The members of the Nominating and Governance Committee during fiscal 2004 were Alan W. Kaufman, Michael J. Maples and David J. Barram. Michael J. Maples resigned from the Board and the Nominating and Governance Committee on September 3, 2004. Mr. Barram serves as chairperson of the Committee. The Nominating and Governance Committee held three meetings during fiscal 2004.

Independence of Directors

The Corporate Governance Guidelines adopted by the Board in July 2003, as amended from time to time, together with applicable law, rules and regulations of the SEC and NASDAQ requirements, set forth the standards applied by the Board in determining whether a non-employee director is independent. Consistent with these standards, the Board has determined that 75% of our directors were independent as of the end of the fiscal year, and that all current committee members are independent. Due to the resignation of an independent director, Michael J. Maples, on September 3, 2004, 71% of our directors are independent as of the record date.

PROPOSALS FOR CONSIDERATION AT ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide for a Board of not less than five or more than nine directors, and the Board presently has fixed the size of the Board at seven directors. Our certificate of incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. Each class, described in the chart below, serves a term of three (3) years and the terms expire at the Annual Meeting of Stockholders in the year set forth below.

Class I – 2005	Class II – 2006	Class III – 2004
Charles M. Boesenberg	David J. Barram	Michael E. Lehman
Alan W. Kaufman	Michael J. Rose	Maureen F. McNichols
Elijahu Shapira

In accordance with the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Michael E. Lehman and Maureen F. McNichols for election as directors in Class III, to serve three-year terms to expire at the Annual Meeting in 2007, or until their successors are elected and qualified. Each nominee is currently serving as a director and has consented to serve for a new term. The Board has determined that each of the foregoing nominees meets the criteria for independence set forth in our Corporate Governance Guidelines and under applicable laws, rules and regulations.

Directors in Class I and Class II will continue in office for the remainder of their terms unless such directors resign or their service otherwise ceases in accordance with the terms of our certificate of incorporation or bylaws.

The election of Directors requires a plurality of the votes actually cast. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any nominee will not be counted. It is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATED DIRECTORS.

Information Concerning Nominees for Election at the Annual Meeting

Michael E. Lehman, age 54, joined our Board of Directors in April 2002. From August 1987 to September 2002, Mr. Lehman held various management positions at Sun Microsystems, Inc., a provider of computer systems and professional support services. While at Sun, he served as Executive Vice President, Corporate Resources, and Chief Financial Officer from July 2000 to July 2002; as Vice President, Corporate Resources, and Chief Financial Officer from January 1998 to July 2000; and as Vice President and Chief Financial Officer from February 1994 to January 1998. Prior to his tenure at Sun, Mr. Lehman was a senior manager in the San Francisco office of PricewaterhouseCoopers, the international accounting firm, where he was responsible for audits of multinational entities. Mr. Lehman has served on the board of directors of MGIC Investment Corporation, a mortgage insurance company, since April 2001; and on the board of Sun Microsystems, Inc. since November 2002. Mr. Lehman holds a B.S. in accounting from the University of Wisconsin-Madison.

Maureen F. McNichols, age 51, joined our Board of Directors in August 2003. She has served as Marriner S. Eccles Professor of Public and Private Management at Stanford University since 2001 and as Professor of Accounting at Stanford University since 1999. Dr. McNichols presently serves as Program Director for the Stanford Program on Corporate Governance for Boards of Directors, a position she has held since 2002. From 1991 to 1999, Dr. McNichols was Associate Professor of Accounting at Stanford. From 1976 until 1991, she held various teaching positions in accounting at the university level. Dr. McNichols holds a B.A. and a M.A. in accountancy from the University of Illinois, Champaign-Urbana, and a Ph.D. in accounting from the Graduate School of Management from the University of California, Los Angeles.

Information Concerning Directors Continuing in Office

Charles M. Boesenberg, age 56, joined NetIQ as President and Chief Executive Officer in January 2002, was named Chairman of the Board of Directors in August 2002 and in April 2004 Mr. Boesenberg’s title was changed to Chief Executive Officer and Chairman of the Board of Directors. Prior to joining NetIQ, he was President of Post PC Ventures, a management and investment group from March 2000 to December 2001. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc., a provider of embedded systems software. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, which was the surviving corporation of a merger with Ashtech, Inc., a position that he assumed in January 1995 with Ashtech. Magellan specializes in satellite navigation and communication products. Mr. Boesenberg has held senior executive positions with a number of technology companies including International Business Machines Corporation and Apple Computer, Inc. Mr. Boesenberg served as a member of the Board of Directors of Symantec Corporation, a provider of Internet security technology, from June 1994 until September 12, 2002, but did not participate in Symantec Corporation board meetings after assuming his position with NetIQ. Mr. Boesenberg currently serves as a member of the Board of Directors of Maxtor Corporation, a provider of hard disk drive storage products and solutions, where he serves on the Compensation Committee. Mr. Boesenberg served as a member of the Board of Directors of Epicor Software, a provider of integrated enterprise software solutions for mid-market companies, from December 2000 until May 2003. Mr. Boesenberg holds a B.S. in mechanical engineering from the Rose Hulman Institute of Technology and a M.S. in business administration from Boston University.

David J. Barram, age 60, joined our Board of Directors in September 2002, and was appointed as our Lead Independent Director in July 2003. In March 1996 he was appointed Administrator of the General Services Administration by President Clinton and served until April 2001. From 1993 to 1996 he was Deputy Secretary and Chief Operating Officer of the U.S. Department of Commerce. Prior to his government service, Mr. Barram held senior positions at Apple Computer, Silicon Graphics, Inc., and Hewlett-Packard Company. Mr. Barram joined Apple Computer in 1985 as Vice President of Finance and Chief Financial Officer and also held the positions of Vice President of Corporate Affairs and Vice President of Corporate Communications. In 1983, he served as the first Chief Financial Officer of Silicon Graphics, Inc. Mr. Barram also serves as a board member of Pope & Talbot, Inc., Velocity 11 Corporation, and the non-profit National Center for Education & the Economy. Mr. Barram holds a B.A. from Wheaton College and a M.B.A. from Santa Clara University.

Alan W. Kaufman, age 66, has been our director since August 1997. Mr. Kaufman served as a director of QueryObject Systems, a developer and marketer of proprietary business intelligence software, from October 1997 to March 2002. He also served as QueryObject Systems’ Chairman of the Board from May 1998 to October 1999, and as the President and Chief Executive Officer from October 1997 to December 1998, when he retired. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1986 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman was the founding President of the New York Software Industry Association and currently serves on the Executive Committee of their Board of Directors. He is on the Board of Trustees for Outward Bound USA. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

Michael J. Rose, age 51, joined our Board of Directors in September 2003. Mr. Rose has served as Group Chief Information Officer for the Royal Dutch/Shell Group of Companies (Shell), an international provider of gas, power, energy, and chemical products, since September 2001. Prior to joining Shell, Mr. Rose held various positions with Hewlett-Packard Company (HP) from 1978 to 2001. While at HP, Mr. Rose served as Controller for various HP divisions, was appointed Chief Information Officer and an HP Vice President in 1997, and was elected an officer in 2000. Mr. Rose holds a bachelor’s degree in economics from State University of New York in Geneseo, New York.

Elijahu Shapira, age 38, became our director after we acquired WebTrends Corporation in March 2001. He served as our Chief Strategy Officer from March 2001 until September 2001. Since September 2001, Mr. Shapira has been managing private investments. Mr. Shapira co-founded WebTrends Corporation and served as its Chief Executive Officer from December 1997 until March 2001 and as a director from September 1993 until March 2001. From September 1994 to November 1995 and from November 1996 to December 1998, he served as WebTrends’ Vice President and Secretary. Before founding WebTrends, Mr. Shapira was the product development manager for the anti-virus product line at Central Point Software. Prior to Central Point, he served as the Vice President of Business Development for Carmel Software Engineering, a network security and encryption products company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has selected Deloitte & Touche LLP as our independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2005, and our stockholders are being asked to ratify such selection. Although we are not required to seek stockholder approval of this appointment, we believe it is sound corporate practice to do so. If our stockholders do not ratify this appointment, our Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditing firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP has served as our independent auditors since our inception.

We expect a representative of Deloitte & Touche LLP to be present at the annual meeting and to be available to respond to appropriate stockholder questions. The representative will be given an opportunity to make a statement if he or she so desires.

The audit Committee pre-approves all services performed by Deloitte & Touche LLP. The fees paid or accrued by NetIQ Corporation for the audit and other services provided by Deloitte & Touche LLP for fiscal 2004 and 2003 were as follows:

	Fiscal 2004	Fiscal 2003
Fee Category
Audit fees(1)	$552,008	$581,233
Audit-Related fees(2)	64,836	218,219

Total audit and audit-related fees	616,844	799,452
Tax fees(3)	66,509	72,034
All other fees	—	—

Total fees	$683,353	$871,486

(1)

Audit fees represent fees for professional services rendered by Deloitte & Touche LLP in connection with its audit of our consolidated financial statements as of and for fiscal 2004 and its limited reviews of our unaudited condensed consolidated interim financial statements included in our Form 10-Qs, including services related to our compliance with the Sarbanes-Oxley Act of 2002, and statutory audits.

(2)	Audit-related fees consisted primarily of consultation services related to business combination activity and other financial accounting and reporting consultations.

(3)	Tax fees consisted primarily of services related to tax compliance, tax advice and tax planning.

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to approve the ratification of appointment of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

INFORMATION REGARDING COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The Board believes that compensation for non-employee directors should be a mixture of cash and equity incentives, and encourages ownership of our stock by our directors to further align their interests with those of our stockholders. Our Corporate Governance Guidelines presently require that each director own 1,000 shares of our stock during his or her service, starting no later than 12 months after joining the Board. In addition, the Board believes it is important to provide non-employee directors with compensation that is competitive with that offered by other publicly traded high technology companies in order to attract and retain high quality directors. During fiscal 2004, none of our non-employee directors received any payments from us, or our subsidiaries, other than compensation received as our director. Directors who are our full-time employees receive no additional compensation for services as a director.

During fiscal 2004, we paid our non-employee directors an annual retainer of $24,000, together with an additional $2,000 for each Board or committee meeting personally attended and $1,000 for each Board or committee meeting attended by phone. We also reimbursed the expenses of our Board members incurred in attending Board and committee meetings and tuition fees for attending relevant seminars and conferences. We paid an additional retainer of $40,000 to our Lead Independent Director (who also serves as Nominating and Governance Committee chairperson); an additional retainer of $15,000 to the Audit Committee chairperson; and an additional retainer of $5,000 to the Compensation Committee chairperson. We intend to provide the same cash compensation to our non-employee Board members in fiscal 2005, but will increase the retainer paid to the Compensation Committee chairperson by $5,000, to $10,000.

We also grant stock options to non-employee directors. Under the terms of our 1995 Stock Plan, an option to purchase 30,000 shares is granted to each individual who is or becomes a non-employee director. In addition, an option to purchase 7,500 shares of common stock is granted to each non-employee director immediately following each annual meeting of stockholders. These options vest over three years if the director continues service on the Board, with 25% vesting on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. The options have a term of five years, and the exercise price is equal to the fair market value of the common stock on the date of grant.

In addition to the standard automatic option grants made to directors under the 1995 Stock Plan, the Board approved the award of an additional option to purchase 10,000 shares of common stock to each non-employee director on August 6, 2004. These options fully vest on June 30, 2005, subject to the director being a director on such date. The options have a term of five years, and the exercise price is $8.95, which was the fair market value of the common stock on the date of grant.

Executive Compensation

Summary Compensation Table

The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to us in all capacities during fiscal years 2004, 2003 and 2002, respectively by (i) our Chief Executive Officer during fiscal 2004 and (ii) our next four most highly compensated executive officers during fiscal 2004. These five officers are referred to in this report as Named Executive Officers.

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)(1)	Securities Underlying Options (#)		All Other Compensation ($)
Charles M. Boesenberg President and Chief Executive Officer and Chairman of the Board	2004 2003 2002	— 500,000 217,014	(3)	— 344,684 388,333	(3)	— — —	1,000,200 — 1,500,000		294 3,815 3,649	(2) (2) (2)

Marc B. Andrews Senior Vice President and General Manager, Systems & Security Management	2004 2003 2002	249,669 224,282 —		— — —		174,613 130,581 —	150,200 75,000 —	(4)	27,074 16,014 —	(5) (5)

Mark P. Marron Senior Vice President Worldwide Sales	2004 2003 2002	250,001 250,000 212,674	(6)	— 83,750 —		237,736 110,172 165,028	125,200 25,000 150,000		9,657 45 298	(7) (7) (7)

James A. Barth(8) Senior Vice President and Chief Financial Officer	2004 2003 2002	246,667 212,500 188,751		15,870 61,248 82,030		— — —	80,200 30,000 50,000		3,794 3,815 3,857	(9) (9) (9)

Holly E. Files Senior Vice President, Worldwide Support & Services	2004 2003 2002	220,000 205,003 90,513	(10)	78,045 29,782 4,450		— — —	80,200 — 75,000		130,466 4,850 9,045	(11) (11) (11)

(1)	Amount represents commissions earned.

(2)

Includes $3,500 of 401(k) matching contributions made by us during each of fiscal 2003 and 2002, and $294, $315 and $149 of premium paid for life insurance policy during fiscal 2004, 2003 and 2002, respectively.

(3)

Executive joined us in January 2002 as President and Chief Executive Officer. The amount in the bonus column includes $180,000 paid as a signing bonus and $208,333 of first-year guaranteed bonus of $500,000 paid in January 2003, representing the portion earned during fiscal 2002.

(4)

Executive joined us in July 2002 and was granted an option to purchase 75,000 shares, which was subsequently tendered for cancellation in December 2002 pursuant to our Option Exchange Program. An option for 75,000 shares was granted in June 2003 to replace options previously tendered for cancellation.

(5)	Includes $9,248 vacation payout during fiscal 2004, and $17,826 and $16,014 of car allowance paid during fiscal 2004 and 2003, respectively.

(6)	Executive joined us in August 2001 and amount represents salary earned during fiscal 2002.

(7)	Includes $9,615 vacation payout during fiscal 2004, and $42, $45, and $298 of premiums paid for life insurance policy during fiscal 2004, 2003, and 2002, respectively.

(8)	Retired as our CFO effective September 11, 2004

(9)

Includes $3,500 of 401(k) matching contributions made by us during each of the fiscal years, and $294, $315, and $357 of premium paid for life insurance policy during fiscal 2004, 2003, and 2002, respectively.

(10)	Executive resigned on June 30, 2004.

(11)

Includes $110,000 earned pursuant to separation agreement, $16,924 vacation payout, $3,500 of 401(k) matching contributions made by us, and $42 of premium paid for life insurance policy during fiscal 2004. Includes $4,757 of 401(k) matching contributions made by us, and $93 of premium paid for life insurance policy during fiscal 2003. Includes $6,184 vacation payout, $2,831 of 401(k) matching contributions made by us, and $30 of premium paid for life insurance policy during fiscal 2002.

Option Grants During Fiscal 2004

The following table sets forth certain information relating to the stock options awarded to each of the Named Executive Officers during fiscal 2004, including the potential realizable value over the applicable term of the options (based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price). The assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

During fiscal 2004, options were granted to our employees and directors to acquire up to an aggregate of 6,774,998 shares. All options were granted at an exercise price equal to or not less than the fair market value of the common stock on the date of grant. Unless otherwise noted, options generally vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining shares vesting ratably each quarter thereafter.

Name	Number of Securities Underlying Option Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Charles M. Boesenberg	666,867	(1)	9.84%	$14.08	9/8/2010	$3,822,464	$8,907,967
Charles M. Boesenberg	333,133	(1)	4.92%	$13.95	9/8/2010	$1,891,879	$4,408,883
Charles M. Boesenberg	200	(2)	*	$13.95	9/8/2008	$771	$1,703
Marc B. Andrews	100,000	(3)	1.48%	$14.18	1/6/2011	$577,268	$1,345,281
Marc B. Andrews	50,000	(4)	0.74%	$13.95	9/8/2010	$283,952	$661,730
Marc B. Andrews	200	(2)	*	$14.08	9/8/2008	$778	$1,719
Mark P. Marron	125,000	(4)	1.85%	$13.95	9/8/2010	$709,881	$1,654,325
Mark P. Marron	200	(2)	*	$13.95	9/8/2008	$771	$1,703
James A. Barth	80,000	(5)	1.18%	$13.95	9/8/2010	$454,324	$1,058,768
James A. Barth	200	(2)	*	$13.95	9/8/2008	$771	$1,703
Holly E. Files	80,000	(4)	1.18%	$13.95	9/8/2010	$454,324	$1,058,768
Holly E. Files	200	(2)	*	$13.95	9/8/2008	$771	$1,703

*	Indicates less than 1% of total options granted to employees in fiscal year.

(1)	Vesting is 20% on the date of grant and 20% quarterly thereafter until the second anniversary of the grant date.

(2)	100% vested on October 8, 2003.

(3)	Vesting is 6.25% at the end of each quarter starting April 6, 2004 until the fourth anniversary of the grant date.

(4)	Vesting is 25% on the first anniversary of the grant date and 6.25% vesting at the end of each quarter thereafter until the fourth anniversary of the grant date.

(5)	Vesting is 50% on the first anniversary of the grant date and 12.5% quarterly vesting at the end of each quarter thereafter until the second anniversary of the grant date.

Option Exercises During Fiscal 2004 and Fiscal Year-End Option Values

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2004, and the number of shares of common stock subject to exercisable stock options held as of June 30, 2004 by the Named Executive Officers.

The “Value Realized” is based upon the sale price or the fair market value on the date of exercise per share, minus the per share exercise price, multiplied by the number of shares underlying the option. The “Value of Unexercised In-the-Money Options at June 30, 2004” is based upon the fair market value of our common stock on the last business day of the fiscal year, minus the per share exercise price, multiplied by the number of shares underlying the option. The fair market value is determined by the closing price of our common stock on June 30, 2004, which was $13.20 per share.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2004		Value of Unexercised In-the- Money Options at June 30, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles M. Boesenberg	—	$—	1,437,698	1,062,502	$—	$—
Marc B. Andrews	—	$—	39,348	185,852	$—	$—
Mark P. Marron	—	$—	109,575	190,625	$—	$—
James A. Barth	—	$—	262,977	95,000	$242,663	$—
Holly E. Files	—	$—	41,450	—	$—	$—

Employment Contracts, Termination of Employment and Change of Control Arrangements

The 1995 Stock Plan provides that in the event of a merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option or stock purchase right. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period. If, within 12 months after a change of control, an optionee’s employment with the successor corporation is terminated other than for cause or if a director’s service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable.

We have entered into change of control severance agreements with each of our Named Executive Officers and certain other officers. The Board approved the revision of the change of control severance agreements in July 2004 to provide for greater retention of such officers in the face of increasing industry consolidation. The agreements entered into with each of our executive officers provide that in the event of an officer’s involuntary termination without cause (including constructive termination, as described in the agreements) within 12 months after a change of control, the officer is entitled to 18 months of severance pay (comprising base pay plus target bonus), 18 months of continued coverage under group health, life and other similar insurance arrangements, and full acceleration of all outstanding options granted to the officer.

We have entered into an employment agreement dated as of September 8, 2003 with Charles M. Boesenberg, our Chairman and Chief Executive Officer superseding any previous agreements. The agreement provides that Mr. Boesenberg will not receive a salary or cash bonus during each of fiscal 2004 and 2005. The agreement provided certain change of control provisions, which were superseded by Mr. Boesenberg’s entry into our standard form of Change of Control Agreement discussed above. In addition, pursuant to the agreement, we granted Mr. Boesenberg options to purchase an aggregate of 1,000,000 shares. An option to purchase 333,133 shares at an exercise price of $13.95 per share was granted under the 1995 Stock Plan and an option to purchase 666,867 shares at and exercise price of $14.08 per share was granted under the 1998 Stock Plan. These exercise prices were the fair market value on the grant date established by the respective stock plans. These options were 20% vested upon grant with 10% vesting each quarter over two years from the grant date. Mr. Boesenberg’s right to exercise these stock options continues for two years after the termination of his employment with us.

On August 6, 2004, the Board granted Mr. Boesenberg an option to purchase up to 150,000 shares under the 1995 Stock Plan, exercisable at the fair market value established by the 1995 Plan, or $8.95. In addition, the Board authorized the purchase of 100,000 shares of common stock by Mr. Boesenberg at $0.001 per share, subject to certain rights of repurchase by the Company. Those awards are more fully discussed in the Compensation Committee Report on Executive Compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the SEC) initial reports regarding ownership of, and subsequent transactions in, our securities. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of copies of reports provided to us and written representations from our executive officers and directors, we believe that all reports required by Section 16(a) during fiscal 2004 were timely filed.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

To our knowledge, the following table shows the beneficial ownership of our common stock on September 24, 2004, by (i) each person or entity who is known to us to own beneficially 5% or more of our outstanding common stock; (ii) each member of our Board of Directors; (iii) each of the Named Executive Officers; and (iv) all our current directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. Under the rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares that may be acquired within 60 days are also considered to be beneficially owned under SEC rules.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Stockholders:
Mac-Per-Wolf Company(2)	4,957,660	9.00%
310 South Michigan Avenue, Suite 2600
Chicago, IL 60604
Franklin Resources, Inc.(3)	4,782,979	8.70%
One Franklin Parkway
San Mateo, CA 94403-1906
T. Rowe Price Associates, Inc.(4)	3,114,410	5.70%
100 East Pratt Street
Baltimore, MD 21202
Dimensional Fund Advisors, Inc.(5)	3,031,848	5.50%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Named Executive Officers and Directors:
Charles M. Boesenberg(6)	1,795,175	3.20%
James A. Barth(7)	359,490	*
Mark P. Marron(8)	161,108	*
Elijahu Shapira(9)	104,931	*
Alan W. Kaufman(10)	101,791	*
Marc B. Andrews(11)	73,679	*
Holly E. Files(12)	41,986	*
Michael E. Lehman(13)	25,625	*
David J. Barram(14)	22,955	*
Michael J. Rose(15)	10,375	*
Maureen F. McNichols(16)	9,375	*
All Directors and Executive Officers as a group (17 persons)(17)	3,318,276	5.70%

*	Represents less than 1% of the outstanding shares of common stock.

(1)

Percent of class is calculated based on a total of 54,930,867 shares of common stock outstanding as of September 24, 2004 together with shares purchasable within 60 days of September 24, 2004 for each stockholder.

(2)	Based solely on information reported to the SEC by Mac-Per-Wolf Company on January 30, 2004.

(3)	Based solely on information reported to the SEC by Franklin Resources, Inc. on February 6, 2004.

(4)	Based solely on information reported to the SEC by T. Rowe Price Associates, Inc. on February 13, 2004.

(5)	Based solely on information reported to the SEC by Dimensional Fund Advisors Inc. on February 6, 2004.

(6)	Includes 1,662,697 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(7)	Includes 37,682 shares held in trust for Mr. Barth, and 317,977 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(8)	Includes 156,449 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(9)	Includes 24,791 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(10)	Includes 99,791 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(11)	Includes 73,679 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(12)	Includes 41,250 shares purchasable pursuant to outstanding options that expire on September 30, 2004.

(13)	Includes 20,625 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(14)	Includes 2,330 shares held in trust for Mr. Barram, and 20,625 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(15)	Includes 9,375 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(16)	Includes 9,375 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

(17)	Includes 3,002,963 shares purchasable within 60 days of September 24, 2004 pursuant to outstanding options.

COMMITTEE REPORTS

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of financial controls. In fulfilling its oversight responsibilities during fiscal 2004, the Audit Committee:

•

discussed the quarterly and year-to-date financial information contained in each quarterly earnings announcement with senior members of the Company’s financial management and Deloitte & Touche LLP (Deloitte & Touche), independent auditors, prior to public release;

•

reviewed the audited financial statements of the Company as of and for the year ended June 30, 2004, as well as the quarterly unaudited financial statements and earnings releases with senior members of the Company’s financial management and Deloitte & Touche;

•	reviewed with the Company’s financial management and Deloitte & Touche their judgments as to the quality, not just the acceptability, of the Company’s accounting principles;

•	discussed with Deloitte & Touche the overall scope and plan for their audit;

•	reviewed the Company’s financial controls and financial reporting process;

•	reviewed the company’s litigation matters;

•	reviewed significant financial reporting issues and practices, including judgmental items, change in accounting principles and disclosure practice;

•	pre-approved all services performed by Deloitte & Touche;

•

met with Deloitte & Touche, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

•	met with the Company’s financial management, without Deloitte & Touche present, to discuss the quality of services provided by Deloitte & Touche.

In addition, the Audit Committee has discussed with Deloitte & Touche their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No.1 Independence Discussions with Audit Committee and any matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended, and considered whether the provision of all other non-audit services provided by Deloitte & Touche to the Company during fiscal 2004 were compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission. The Audit Committee selected Deloitte & Touche as the Company’s independent auditors for the fiscal year ending June 30, 2005.

THE AUDIT COMMITTEE

Michael E. Lehman, Chair

David J. Barram

Maureen F. McNichols

Michael J. Rose

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and recommends to the Board actions with respect to compensation of and benefits granted to officers and other key employees of the Company, and administers the Company’s stock option plans and stock purchase plan.

General Compensation Policies

The Company structures executive compensation in a manner designed to provide competitive levels of compensation to assist the Company in attracting, motivating and retaining top quality executives. The compensation paid to the Company’s executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan and grants of equity incentives pursuant to the Company’s stock option plans.

Base Salary

We regularly review base salaries of the Company’s executive officers, including the Named Executive Officers set forth in the Summary Compensation Table. This review is typically done in connection with the Company’s annual focal review process held in the fall of each year as well as in connection with promotions. A nationally-recognized industry executive compensation survey, with emphasis on the technology sector, is used to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other similarly sized companies, both regionally and nationally. There is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in the NASDAQ Stock Market (U.S.A.) index and the NASDAQ Computer & Data Processing index used to construct the Performance Graph included in this Proxy Statement. The Company’s current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. While we believe that peer data is appropriate to consider in making compensation decisions, we also place weight on individual job performance. In connection with the focal review process, Charles M. Boesenberg, the Company’s Chief Executive Officer, evaluates the executive staff and presents to us his evaluation of each officer, including contribution and performance over the past year, strengths, weaknesses, development plans and advancement potential. We review the above data, together with Mr. Boesenberg’s evaluations and recommendations on base salary. We then approve, with any modifications we consider appropriate, the base salary and any salary changes.

Bonus Compensation

The Company’s fiscal 2004 management incentive bonus plan tied payment of benefits for executive officers, including the Named Executive Officers, (other than the Chief Executive Officer) to corporate and business unit operating goals established by the Board of Directors and to individual performance. Quarterly payments under the plan were based upon the following factors: (a) an employee’s targeted bonus percentage (a percentage of base salary that generally increases for higher positions within the Company and places a greater percentage of compensation at risk for those with greater responsibility); (b) corporate performance factors based on a comparison of corporate results to revenue and profitability objectives established by the Board of Directors; and (c) individual performance as assessed by the Chief Executive Officer. The targeted bonus percentage, when combined with the participant’s base salary, was intended to deliver total cash compensation competitive at or near the median cash compensation of persons in comparable positions at comparable peer companies when target performance is achieved.

For fiscal 2005, the management incentive bonus plan has been modified to make semi-annual payments based primarily on a comparison of the operating profit results of the business or corporate operating unit with which the executive primarily is associated to profitability objectives established by the Board of Directors. In this plan, the applicable business or corporate operating unit must achieve pre-established threshold profitability for any payments to be made pursuant to the plan. If such threshold profitability is exceeded, bonus payments may be made in excess of the targeted bonus amounts in proportion to the amount by which actual performance exceeds the threshold, up to 150% of the target bonus amount.

Equity-Based Compensation

We endeavor to provide stock option grants broadly throughout the Company. During the summer of 2003, we met on several occasions to review the Company’s broad-based option program and to approve the parameters of its merit-based option award program, including with respect to its Named Executive Officers and Chief Executive Officer. After the conclusion of this process, the Company made a broad-based grant on September 8, 2003 of a number of merit options to substantially all eligible employees, including to its Named Executive Officers and Chief Executive Officer. We undertook a similar process during the summer of 2004. After the conclusion of this process, the Company made a broad-based grant on August 6, 2004 of a number of merit options to substantially all eligible employees, including to its Named Executive Officers and Chief Executive Officer.

The equity incentive component of the total compensation package offered to our executives is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. We generally grant options under the Company’s plans with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company’s stock price increases subsequent to the award. Grants are made to executive officers based on salary, responsibility and expected performance of the individual officer. Our philosophy is that the award of stock options should be used to provide incentive to key employees and to further align their interests with those of the stockholders. During fiscal 2004, we examined the stock and option holdings of the Company’s executive officers and determined that the awards granted were appropriate. The stock option award program, when combined with the participant’s target total cash compensation, is designed to deliver overall total direct compensation opportunities competitive with the compensation of persons in comparable positions at our peer companies when target performance is achieved.

Change of Control Agreements

In connection with our annual review of the Company’s overall compensation program and its merit based option program, we reviewed the change of control agreements executed between the Company and its executive officers and, as a consequence of that review, determined that certain revisions to the form of agreement were appropriate in order to assure the retention of key personnel. The revised change of control agreements were approved by the Board of Directors and are described further under “Employment Contracts, Termination of Employment and Change of Control Agreements” elsewhere in this proxy statement. We have reviewed the costs associated with the potential severance payments that could result from an executive’s involuntary termination after a change of control and believe them to be reasonable.

CEO Compensation

Charles M. Boesenberg joined the Company on January 25, 2002, as its Chief Executive Officer and President. In connection with his employment, Mr. Boesenberg and the Company entered into a written employment agreement, which provided that Mr. Boesenberg would receive an annual base salary of $500,000 and a guaranteed bonus of $500,000. In addition, Mr. Boesenberg was granted options to purchase an aggregate of 1,500,000 shares of common stock of the Company at exercise prices of $28.73 and $29.01 (the “Prior Options”).

On September 8, 2003, Mr. Boesenberg entered into a new written employment agreement with the Company, which superseded his earlier employment agreement. Under the terms of this new employment agreement, Mr. Boesenberg agreed to forego receiving a salary or bonus during each of fiscal years 2004 and 2005. In accordance with the terms of the employment agreement, Mr. Boesenberg was granted an option to purchase 333,133 shares of common stock under the 1995 Stock Plan at an exercise price of $13.95 per share, and 666,867 shares under the Amended and Restated 1998 Stock Incentive Compensation Plan at an exercise price of $14.08 per share. Twenty percent of the options were fully vested upon grant, with the remainder vesting quarterly over two years.

We extensively reviewed Mr. Boesenberg’s performance and his compensation package during June and July of 2004, including a review of Mr. Boesenberg’s performance, his compensation history, peer data and the different mechanisms that could be used to appropriately provide an incentive to Mr. Boesenberg to remain with Company and drive its performance, and the cost to the Company of providing different alternatives. As a result of that review, we recommended (and the Board of Directors approved) the award to Mr. Boesenberg of an option to purchase 150,000 shares of common stock under the 1995 Stock Plan, which option is exercisable on June 30, 2005 if he remains with us on that date, and the grant to Mr. Boesenberg of a right to purchase 100,000 shares of common stock of the Company at a purchase price of $.001 per share, subject to repurchase by the Company at cost under certain circumstances (25,000 shares are subject to repurchase if the Company fails to achieve certain performance objectives during fiscal 2005 and he does not remain with the Company until July 2009 and 75,000 shares are subject to repurchase if Mr. Boesenberg is terminated for cause or resigns without good reason prior to July 31, 2005). Both the award of stock options and the award of a stock purchase right were made effective August 6, 2004, at the time of the Company’s broad-based merit stock option awards, and the exercise price of the option grant was set at fair market value on that date (which resulted in an exercise price of $8.95). Concurrently with the awards of the option and restricted stock purchase rights, Mr. Boesenberg agreed to waive his right to have up to one year after termination of his service relationship to exercise the Prior Options, and agreed that he would have only a 30-day period following the date of termination of his service relationship to exercise the Prior Options.

Mr. Boesenberg is also a party to the revised form of Change of Control Agreement, referenced above. For purposes of the calculation of any severance payment, under his Change of Control Agreement, his base salary and target bonus would each be deemed to be $500,000 for all periods before July 1, 2006.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1.0 million or meets certain specified conditions

(including stockholder approval). Based on the Company’s current compensation plans and policies and proposed regulations interpreting this provision of the Internal Revenue Code, the Company and we believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

Summary

We believe that the Company’s compensation policies generally have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals. Nonetheless, the Company’s compensation policies are evolving over time as the Company endeavors to regularize its compensation practices and moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

THE COMPENSATION COMMITTEE

Alan W. Kaufman, Chair

David J. Barram

COMPANY PERFORMANCE

Our common stock began trading on the NASDAQ National Market on July 30, 1999. The following graph compares the cumulative total return for the Company, The NASDAQ Stock Market (U.S.A.) Index, and The NASDAQ Computer and Data Processing Index for the 59-month period that began July 30, 1999 and ended June 30, 2004.

The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Comparison of 59-Month Cumulative Total Return

Among NetIQ Corporation

The NASDAQ Stock Market (U.S.A.) Index,

and The NASDAQ Computer & Data Processing Index

ASSUMES $100 INVESTED ON JULY 30, 1999

FISCAL YEAR ENDED JUNE 30, 2004

	Cumulative Total Return
	7/30/99	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04
NetIQ Corp	$100.00	$355.97	$186.81	$135.10	$92.54	$78.81
NASDAQ Stock Market (U.S.)	100.00	189.95	67.62	57.42	55.25	75.35
NASDAQ Computer & Data Processing	100.00	155.79	89.41	54.31	55.44	72.81

ADDITIONAL INFORMATION

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board of Directors may recommend.

EXHIBIT A

NETIQ CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The following Corporate Governance Guidelines (“Guidelines”) have been approved by the Board of Directors (the “Board”) of NetIQ Corporation (“NetIQ” or the “Company”). Together with NetIQ’s Charter, Bylaws, Code of Business Conduct and Ethics, and the charters of the committees of the Board, these Guidelines provide the framework for the governance of NetIQ. These Guidelines, together with other matters affecting NetIQ governance, will be reviewed by the Board at least annually, with the goal of creating a strong Board, attracting quality members and serving the long-term interests of NetIQ and its stockholders.

1.    Role of Board and Management.    The Board, which is elected by the stockholders, is the ultimate decision-making body of NetIQ, except with respect to those matters reserved to the stockholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility the directors may reasonably rely on the honesty and integrity of the Company’s senior management and expert legal, accounting, financial and other advisors.

2.    Meetings of the Board and Committees.    The Board shall have a minimum of five (5) scheduled meetings a year at which it reviews and discusses reports by senior management on the performance of the Company, the Company’s prospects and strategies, and immediate issues facing the Company. Directors are expected to attend and participate in all scheduled Board and committee meetings, and to rigorously prepare for such meetings. In months where there is no scheduled Board meeting, the CEO normally will communicate with the members of the Board by a scheduled conference call to update the members on any material corporate developments.

3.    Selection and Qualification of Board Members.

A.        Generally.    The Nominating and Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required for members of the Board and for identifying qualified candidates for membership. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of NetIQ’s stockholders. They should have an inquisitive and objective perspective, practical wisdom and mature judgment. NetIQ shall endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to NetIQ’s global activities. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon the contributions they can make to NetIQ.

B.        Change in Director Responsibilities.    Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

C.        Limits on Director Outside Responsibilities.    Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Each Board member is expected to ensure that his or her existing and planned commitments do not conflict with or materially interfere with the member’s service on the Board, and must avoid any actual or perceived conflict of interest with NetIQ. Directors shall inform the Lead Director prior to agreeing to serve on the board of any other public company. Directors shall not serve on more than five (5) boards of public companies in addition to the NetIQ Board. Directors who also serve as CEOs or in equivalent positions should not serve on more than two (2) boards of public companies in addition to the NetIQ Board. The Nominating and Governance Committee shall annually review the appropriateness of this limitation and whether limitations should be placed on other directors.

D.        Term Limit and Retirement Age.    A director shall not serve more than four (4) consecutive terms of three (3) years each. Directors will not be nominated for election to the Board after their 73rd birthday. The full Board may determine to waive the term limit or retirement age in the event of special circumstances and with disclosure to the stockholders.

4.    Lead Director.    The Nominating and Governance Committee shall propose a Lead Director for election by the independent directors on an annual basis. The Lead Director shall be independent and, where possible, shall reside within reasonable proximity of NetIQ’s headquarters. The Lead Director shall have such duties as designated by the Board from time to time and shall have the following specific responsibilities:

(a)	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;

(b)

Advise the Chairman as to an appropriate schedule of Board meetings and approve that schedule, (i) seeking to ensure that the non-employee directors can perform their duties responsibly while not interfering with on-going corporate operations, and (ii) assuring that there is sufficient time for discussion of all agenda items;

(c)	Provide the Chairman with input as to the preparation of the agendas for the Board and Board committee meetings, and approve agendas for the Board;

(d)

Advise the Chairman as to the quality, quantity and timeliness of the information submitted by the Corporation’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties, and approve information sent to the Board;

(e)	Recommend to the Chairman the retention of advisors and consultants who report directly to the Board;

(f)	Serve as Chair of the Nominating and Governance Committee;

(g)

Assist the Board of Directors, the Nominating and Governance Committee and the officers of the Corporation in better ensuring compliance with and implementation of the Board’s Corporate Governance Guidelines;

(h)	Develop the agendas for the executive sessions of the Board’s independent directors;

(i)	Serve as principal liaison between the independent directors and the Chairman;

(j)	Supervise and serve as principal liaison to Ethics Committee;

(k)	Has the authority to call meetings of the independent directors;

(l)	If requested by major stockholders, ensure that he or she is available for consultation and direct communication; and

(m)	Perform such other duties and responsibilities as the Board may determine from time to time.

5.    Director Independence.    The Board believes that, as a matter of corporate policy and consistent with applicable laws and exchange rules, the Board should have a substantial majority of independent directors, and in no event less than a majority of independent directors. The Board has determined that five (5) of NetIQ’s seven (7) directors are independent.

In making a determination regarding a director’s independence, the Board will review all relevant facts and circumstances, including any direct or indirect material relationship with NetIQ, and generally will apply the standards mandated by the New York Stock Exchange (except where inconsistent with the rules of NASDAQ). A director will not be deemed independent if the director, or an immediate family member of the director, provides personal services to NetIQ for compensation, other than in the director’s capacity as a member of the Board.

The Board has established the following guidelines to assist in determining director independence:

a.

A director will not be independent if, within the preceding five (5) years, either the director or an immediate family member of the director: (i) was employed by NetIQ; (ii) was employed by or affiliated with NetIQ’s independent auditor; (iii) was employed as an executive officer of another company where any of NetIQ’s present executive officers serve on the other company’s board; (iv) was employed by another company that has a material business relationship with NetIQ; or (v) received more than $60,000 during any twelve (12) month period in direct compensation from NetIQ (other than fees for services as a director).

b.

The following commercial or charitable relationships will not be considered a material business relationship for purposes of subsection (a)(iv), above: (i) a director is, or was, employed by another company that does business with NetIQ and the annual sales to, or purchases from, NetIQ are less than the greater of $200,000 or five percent (5%) of the consolidated gross annual revenues of the selling party; or (ii) a director serves as an officer, director or trustee of a charitable organization, and NetIQ’s discretionary charitable contributions to the organization are less than one percent (1%) of that organization’s total annual charitable receipts. The Board annually will review all commercial and charitable relationships of its directors. Whether directors meet these categorical independence tests will be reviewed and will be made public prior to their standing for re-election to the Board.

c.	The Board has determined that the following directors are independent under the foregoing guidelines: David J. Barram; Alan W. Kaufman; Michael E. Lehman; Maureen F. McNichols and Michael J. Rose.

d.

For business relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material and, therefore, whether the director is independent, shall be made by the directors who satisfy the independence guidelines set forth in subsections (a) and (b), above. Any determination by the Board that a relationship is immaterial, despite the fact that the relationship failed to meet the categorical standards of immateriality set forth in subsection (b) above, will be explained in the next proxy statement.

6.    Size of Board and Selection Process.    A slate of directors to be elected to the class of directors whose term is then expiring, together with any directors not previously elected by the stockholders, shall be submitted for election by the stockholders at the annual meeting of the stockholders. The slate of directors shall be proposed by the Nominating and Governance Committee and approved by the Board. Stockholders may propose nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information to: Corporate Secretary, 3553 North First Street, San Jose, CA 95134, and such nominees shall be duly considered by the committee. Between annual stockholder meetings, the Board may elect directors to fill existing vacancies and to serve until the next annual meeting. The Board believes that, given the size of NetIQ, the need for diversity of members’ views and experience, and the need to attract and retain qualified independent directors, the size of the Board presently should be in the range of five (5) to nine (9) directors.

7.    Board Committees.    The Board will maintain the following committees to assist the Board in discharging its responsibilities: (i) Audit Committee; (ii) Compensation Committee; and (iii) Nominating and Governance Committee. The Board may from time to time establish additional committees. The Audit Committee shall have a minimum of three (3) members and, where possible, the other committees also shall have a minimum of three (3) members. The members of the committees shall be appointed by the Board and each member shall be independent under the criteria set forth in Section 4, above. Each committee shall have its own charter. The charters of the committees will be published on the NetIQ website and will be mailed to stockholders on written request. The committee members shall elect a chair, who, in consultation with the other committee members, shall determine the frequency and length of committee meetings, together with the agenda for the meetings. The committee chair shall report the highlights of their meetings to the full Board following each meeting of the respective committees. The chair of the Audit Committee must have accounting or financial management experience.

8.    Meetings of Non-Employee Directors.    The Board will regularly meet in an executive session of non-employee directors, without the presence of management. Such sessions shall generally be held at the end of each regular Board meeting. Promptly after the executive session, the Lead Director will review with the CEO any material matters discussed.

9.    Evaluation of Board and Director Performance.    The Board and each of the committees will perform an annual self-evaluation. During the fall quarter, the directors will be requested to provide their assessments of the effectiveness of the Board and the committees on which they serve to the Nominating and Governance Committee. The assessments will be compiled by the Nominating and Governance Committee for discussion with the Board and the committees in the winter quarter. The Nominating and Governance Committee additionally will review the performance of an individual director prior to submission of that director as a candidate for re-election.

10.    Setting Board Agenda.    Prior to each Board meeting, the CEO will discuss the specific agenda items for the meeting with the Lead Director. The CEO and the Lead Director, or committee chair as appropriate, shall determine the nature and extent of information that shall be provided regularly to the directors before each scheduled Board or committee meeting. Directors are urged to make suggestions for agenda items, or additional pre-meeting materials, to the CEO, the Lead Director, or appropriate committee chair at any time.

11.    Ethics and Conflicts of Interest.    The Board expects each NetIQ director, as well as each officer and employee of NetIQ, to act ethically at all times and to acknowledge adherence to the policies comprising NetIQ’s Code of Business Conduct and Ethics (the “Code”). The Board will not permit any waiver of the Code for any director or executive officer of NetIQ. If any actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO and the Lead Director. If a significant conflict exists and cannot be resolved, the director should resign. Each director will recuse himself or herself from any discussion or decision affecting his or her personal business or professional interests. The Board will appoint an Ethics Committee, comprised of appropriate representatives from financial, legal and human resources management of the company, to educate NetIQ’s employees with respect to the Code and to address employee concerns, questions and reported violations of the Code. The Ethics Committee shall report to the Lead Director.

12.    Reported Concerns.    Anyone who has a concern about NetIQ’s integrity, or about the Company’s accounting, financial reporting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit Committee or to the Ethics Committee (“Reported Concerns”). Such communications shall be confidential and may be reported anonymously by phone to a toll-free phone number published on NetIQ’s website. The status of all outstanding Reported Concerns will be provided to the Lead Director and the chair of the Audit Committee on a quarterly basis. The Lead Director or the chair of the Audit Committee may direct that certain matters be presented to the Audit Committee or the full Board, and may retain outside advisors or counsel for any Reported Concern. The Code prohibits any employee of NetIQ from retaliating or taking any adverse action against anyone as a consequence of a Reported Concern made in good faith.

13.    Compensation of the Board.    The Compensation Committee shall have the responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the committee shall be guided by three (3) goals: compensation should fairly pay directors for work required in a company of NetIQ’s size and scope; compensation should align directors’ interests with the long-term interests of NetIQ’s stockholders; and the compensation policy should be easy for stockholders to understand. The Compensation Committee shall review non-employee director compensation on an annual basis. Compensation to non-employee directors shall include an equity component.

14.    Succession Plan.    The Board shall approve and maintain a succession plan for the CEO, based upon recommendations from the Compensation Committee.

15.    Annual Review of CEO Performance and Compensation of Senior Management.    The Compensation Committee shall annually approve the goals and objectives for compensating the CEO and shall evaluate the CEO’s performance in light of these goals before recommending the CEO’s salary, bonus and other incentive and equity compensation to the full Board for approval. Such evaluation normally shall be conducted during the spring quarter. The Compensation Committee shall review and approve the compensation for NetIQ’s other executive officers, including salary, bonus and other incentive and equity compensation.

16.    Access to Senior Management.    Non-employee directors are encouraged to contact senior managers or other employees of the company, including the General Counsel and the Chief Financial Officer, with any questions or concerns they may have or to independently verify any matter.

17.    Access to Independent Advisors.    The Board and each of its committees shall have the right at any time to retain independent outside financial, legal or other advisors.

18.    Director Orientation and Education.    The Nominating and Governance Committee, in conjunction with the Company’s General Counsel and Chief Financial Officer, shall be responsible for providing an orientation for new directors, and for periodically providing materials or briefing sessions for all directors on subjects intended to assist them in discharging their duties. Each new director shall, within six (6) months of election to the Board, spend a day at NetIQ’s headquarters for personal briefing by senior management on the Company’s strategic plans, its financial statements, and its key policies and practices. Directors are encouraged to attend relevant directors’ education programs, such as the Directors College offered by Stanford University or the Directors Institute to be established by the NYSE, at NetIQ’s expense.

19.    Stock Ownership Guidelines.    The Board believes that, in order to better align their interests with the long-term interests of NetIQ stockholders, individual directors and executive officers should be stockholders of NetIQ. The Board has established the following guidelines for share ownership, which should be attained within twelve (12) months of commencement of service as a Board member or executive officer: (a) directors shall hold 1,000 shares of NetIQ common stock; and (b) executive officers shall hold 500 shares of NetIQ common stock.

20.    Loans.    NetIQ will not make any personal loans or extensions of credit to its directors or executive officers.

21.    Communications with Directors.    Stockholders and other interested parties that wish to communicate with the Board of Directors should send their communication to: NetIQ Lead Independent Director, c/o NetIQ Corporate Secretary, NetIQ Corporation, 3553 North First Street, San Jose, CA 95134. The Secretary of his or her designee shall review all correspondence to filter out irrelevant communications, such as advertisements, prior to submitting the correspondence to the Lead Independent Director. All documents not submitted to the Lead Independent Director will be retained for a period of at least six (6) months and will be made available for review by the Lead Independent Director.

22.    Attendance at the Annual Meeting.    Directors are encouraged to attend the Annual Meeting of Stockholders in person or by phone.

DETACH HERE

PROXY

NETIQ CORPORATION

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 14, 2004, and hereby appoints Charles M. Boesenberg and Richard H. Van Hoesen and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of NetIQ Corporation to be held on Friday, November 19, 2004 at 1:00 p.m., local time, at 3553 North First Street, San Jose, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NETIQ CORPORATION
C/O EQUISERVE	FOR STREET NAME HOLDERS ONLY
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote By Telephone	Vote By Internet
It’s fast, convenient and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)	It’s fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE
(1-877-779-8683)

3. Enter your Voter Control Number located on the Proxy Card above your name.

4. Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http:://www.eproxyvote.com/ntiq

3. Enter your Voter Control Number located on the Proxy Card above your name.

4. Follow the recorded instructions.

Your vote is important! Call 1-877-PRX-VOTE (1-877-779-8683) anytime!	Your vote is important! Go to http:://www.eproxyvote.com/ntiq anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

☒	Please mark votes as in this example

1. Election of Class III Directors each for a three-year term. Nominees: Michael E. Lehman; Maureen F. McNichols	2. To approve the appointment of Deloitte & Touche LLP as the Company’s independent certified public auditors. FOR AGAINST ABSTAIN ☐ ☐ ☐

3. Upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof, in their discretion.

FOR ALL WITHHELD FROM NOMINEES ALL NOMINEES (except as indicated) ☐ ☐	This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the Company’s nominees in the election of Class III directors; (2) for the ratification of Deloitte & Touche LLP as the Company’s independent certified public auditors; and (3) as said proxies deem advisable on such other matters as may come before the meeting.
If you wish to withhold authority to vote for any individual nominee listed above, strike a line through that nominee’s name.	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐
Please sign your name exactly as it appears on the proxy card. For joint accounts, each owner should sign. When signing as executor, attorney, trustee, or guardian, etc., please give full title.
Signature: Date: